UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2006
Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 9, 2006, Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a wholly-owned subsidiary of the Registrant, completed an underwritten offering of $750 million aggregate principal amount of 6.50% Senior Notes due 2016 (the “Notes”) under our registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2006 (File No. 333-133062). The Notes are also guaranteed by the Registrant. The offering of the Notes is expected to yield approximately $740.1 million in total proceeds, before expenses.

The terms and conditions of the Notes and related matters are set forth in the Indenture, dated as of June 9, 2006 (the “Indenture”), among the Registrant, Harrah’s Operating and U.S. Bank National Association, as trustee and, pursuant to Sections 301 and 303 of the Indenture, the Officers’ Certificate dated as of June 9, 2006. Annual interest on the Notes will be equal to 6.50%. Interest will be paid on the Notes semi-annually on June 1 and December 1, beginning on December 1, 2006.

Copies of the Indenture, the Officers’ Certificate and the form of the Note are attached hereto as exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee.

4.2	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture.

4.3	Form of 6.50% Senior Note due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	June 14, 2006	By:	/s/ STEPHEN H. BRAMMELL
Stephen H. Brammell
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Document Description

4.1	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee.
4.2	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture.
4.3	Form of 6.50% Senior Note due 2016.